                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)     December 17, 2001
                                                 ----------------------------

                               Dean Foods Company
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             (Exact name of registrant as specified in its charter)

         Delaware                       1-08262              36-0984820
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(State or other jurisdiction     (Commission File No.)     (IRS Employer
     of incorporation)                                   Identification No.)

  3600 N. River Road    Franklin Park, IL                      60131
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(Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code    (847) 678-1680
                                                   --------------------------


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          (Former name or former address, if changed since last report)

Item 5 - Other Events

       DEAN FOODS SECOND QUARTER EARNINGS UP 21 PERCENT TO $0.80 PER SHARE


         Franklin Park, Illinois...December 17, 2001...Dean Foods Company (NYSE:
DF) today announced record results for its second quarter.
         Sales increased 4.3% to a record $1,144.6 million in the second quarter of fiscal 2002. Diluted earnings per share before merger-related costs were a record $0.80 per share compared to $0.66 per share in the second quarter of fiscal 2001. Driven by a significant improvement in National Refrigerated Products Group results, second quarter operating earnings before merger-related costs were $62.7 million compared to $56.7 million last year. The company incurred $3.7 million pre-tax for costs related to the previously announced merger transaction with Suiza Foods Corporation ($2.3 million after-tax, or $0.06 per share).
         "We are extremely pleased with our second quarter results given the difficult economic environment," said Mr. Howard Dean, Chairman and Chief Executive Officer. "Our focus on improving profitability and our technology investments over the past two years are paying off."
         The Dairy Group's second quarter sales increased 6.1% to $864 million, as a result of higher ice cream sales from the previously announced national alliance with Baskin-Robbins and higher fluid milk sales resulting from the pass-through of higher raw milk costs. Operating earnings were $41.3 million compared to $43.6 million last year. Raw milk costs increased 33% and butterfat costs increased 35% compared to the second quarter of fiscal 2001. While price increases were taken on milk and ice cream products, all of the cost increases could not be recovered through price increases.
         The Specialty Food Group's second quarter sales were $179.2 million, compared to $185.3 million last year. Operating earnings were $21.6 million compared to $20.4 million last year, as lower foodservice sales were offset by price increases as well as ongoing cost control initiatives.

         The National Refrigerated Product Group's second quarter sales increased approximately 4% to $101.4 million, reflecting increases in all major product lines. Operating earnings increased $10.7 million, to $11 million, reflecting lower new product launch costs, continued efficiency improvements in the plants processing extended shelf life products, and higher sales.
         Corporate expenses were $11.2 million in the second quarter of fiscal 2002 compared to $7.6 million in the second quarter of fiscal 2001. The increase was due to additional expense for incentive compensation plans corresponding to improved earnings in fiscal 2002.
         Mr. Howard Dean concluded, "We continue to expect the merger with Suiza Foods will close prior to the end of calendar 2001. The combined company will have the national scope and scale to better serve our customers and, as a result, create long-term value for the shareholders of the new Dean Foods Company."
         Due to the pending merger with Suiza Foods, the Company will not hold a quarterly earnings conference call.

ABOUT DEAN FOODS:
Dean Foods is one of the nation's leading dairy processors and distributors producing a full line of branded and private label products, including fluid milk, ice cream and extended shelf life products, which are sold under the Dean's and other strong regional brand names. Dean Foods is the industry leader in other food products including pickles, powdered non-dairy coffee creamers, aseptically packaged foodservice products, and refrigerated dips and salad dressings.

Some of the statements in this press release are "forward looking" and are made pursuant to the safe harbor provision of the Securities Litigation Reform Act of 1995. These statements involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this press release. These risks include, but are not limited to, the ability to integrate acquisitions, adverse weather conditions resulting in poor harvest conditions, raw milk, butterfat, resin, and fuel costs, interest rate fluctuations, the level of promotional spending, competitive pricing pressures, the effectiveness of marketing and cost management programs, and shifts in market demands.

Contact:  Barbara Klein, Vice President, Finance and CFO
          William Luegers, Vice President and Treasurer
          (847) 678-1680

                               DEAN FOODS COMPANY

                   CONDENSED CONSOLIDATED STATEMENT OF INCOME

                                   (UNAUDITED)

                   (In Millions, Except for Per Share Amounts)


                                                     Second Quarter Ended                  Six Months Ended
                                                ------------------------------      ------------------------------
                                                November 25,      November 26,      November 25,      November 26,
                                                    2001             2000 *             2001               2000 *
                                                ------------      ------------      ------------      ------------

Net sales                                       $   1,144.6       $   1,097.6       $   2,288.5       $   2,145.4

Costs of products sold                                886.2             847.5           1,787.3           1,649.1

Delivery, selling and administrative expenses         195.7             193.4             391.3             380.8

Merger-related costs                                    3.7               -                13.5               -
                                                -----------       -----------       -----------       -----------
Operating earnings                                     59.0              56.7              96.4             115.5

Interest expense, net                                  16.0              18.6              32.6              34.7

Gain on sale of note                                    -                10.0               -                10.0
                                                -----------       -----------       -----------       -----------

Income before income taxes                             43.0              48.1              63.8              90.8

Provision for income taxes                             16.0              18.3              23.7              34.6
                                                -----------       -----------       -----------       -----------
Net income                                      $      27.0       $      29.8       $      40.1       $      56.2
                                                ===========       ===========       ===========       ===========

Earnings per share:
     Basic                                      $       .75       $       .84       $      1.12       $      1.58
                                                ===========       ===========       ===========       ===========
     Diluted                                    $       .74      $        .84      $       1.10      $       1.58
                                                ===========       ===========       ===========       ===========
Weighted average common shares:
     Basic                                             35.9              35.5              35.8              35.5
                                                ===========       ===========       ===========       ===========
     Diluted                                           36.5              35.7              36.3              35.7
                                                ===========       ===========       ===========       ===========

* Restated for the adoption of EITF 00-14 "Accounting for Certain Sales Incentives" and EITF 00-25 "Vendor Income Statement Characterization of Consideration Paid to a Reseller of the Vendor's Products." Upon adoption of the EITFs, during the first quarter of fiscal 2002, trade items, such as coupons, slotting fees, co-op advertising and other promotions, classified as Delivery, selling and administrative expenses were reclassified as a reduction of Net sales. This reclassification did not affect the Company's financial position or results of operations.

                               DEAN FOODS COMPANY

                      SUPPLEMENTAL EARNINGS PER SHARE DATA

                                   (UNAUDITED)

                                                        Second Quarter Ended                        Six Months Ended
                                                 ------------------------------------      -------------------------------------
                                                  November 25,        November 26,           November 25,         November 26,
                                                       2001                2000                  2001                 2000
                                                 ----------------    ----------------      ----------------     ----------------
Basic earnings (loss) per share:
     Net income before merger-related
         costs and gain on sale of note          $          0.81     $          0.66       $          1.35      $          1.40
     Merger-related costs                                  (0.06)                  -                 (0.23)                   -
     Gain on sale of note                                      -                0.18                     -                 0.18
                                                 ---------------     ---------------       ---------------      ---------------
     Net income                                  $          0.75     $          0.84       $          1.12      $          1.58
                                                 ===============     ===============       ===============      ===============


Diluted earnings (loss) per share:
     Net income before merger-related
         costs and gain on sale of note          $          0.80     $          0.66       $          1.33      $          1.40
     Merger-related costs                                  (0.06)                  -                 (0.23)                   -
     Gain on sale of note                                      -                0.18                     -                 0.18
                                                 ---------------     ---------------       ---------------      ---------------
     Net income                                  $          0.74     $          0.84       $          1.10      $          1.58
                                                 ===============     ===============       ===============      ===============

                               DEAN FOODS COMPANY

                          BUSINESS SEGMENT INFORMATION

                                   (Unaudited)

                                  (In Millions)

FOR THE SECOND QUARTER ENDED NOVEMBER 25, 2001 AND NOVEMBER 26, 2000

                                                                           National
                                                        Specialty        Refrigerated
                                        Dairy             Foods            Products         Corporate        Consolidated
                                    ---------------   ---------------   ---------------   ---------------   ----------------
FISCAL 2002
Net sales                           $        864.0     $       179.2     $       101.4     $           -     $      1,144.6
                                    ==============     =============     =============     =============     ==============
Operating earnings                  $         41.3     $        21.6     $        11.0     $       (14.9)(1) $         59.0(1)
                                    ==============     =============     =============     =============     ==============


FISCAL 2001
Net sales (3)                       $        814.7     $       185.3     $        97.6     $           -     $      1,097.6
                                    ==============     =============     =============     =============     ==============
Operating earnings                  $         43.6     $        20.4     $         0.3     $        (7.6)    $         56.7
                                    ==============     =============     =============     =============     ==============

FOR THE SIX MONTHS ENDED NOVEMBER 25, 2001 AND NOVEMBER 26, 2000


                                                                           National
                                                        Specialty        Refrigerated
                                        Dairy             Foods            Products         Corporate        Consolidated
                                    ---------------   ---------------   ---------------   ---------------   ----------------
FISCAL 2002
Net sales                           $      1,737.2     $       354.4     $       196.9     $           -     $      2,288.5
                                    ==============     =============     =============     =============     ==============
Operating earnings                  $         75.6     $        39.2     $        16.9     $       (35.3)(2) $         96.4(2)
                                    ==============     =============     =============     =============     ==============

FISCAL 2001
Net sales (3)                       $      1,606.3     $       361.7     $       177.4     $           -     $      2,145.4
                                    ==============     =============     =============     =============     ==============
Operating earnings                  $         85.5     $        43.4     $         4.4     $       (17.8)    $        115.5
                                    ==============     =============     =============     =============     ==============


(1) Includes $3.7 million of merger-related costs. Before merger-related costs, Corporate expenses were $11.2 million and consolidated operating earnings were $62.7 million.

(2) Includes $13.5 million of merger-related costs. Before merger-related costs, Corporate expenses were $21.8 million and consolidated operating earnings were $109.9 million.

(3) Restated for the adoption of EITF 00-14 "Accounting for Certain Sales Incentives" and EITF 00-25 "Vendor Income Statement Characterization of Consideration Paid to a Reseller of the Vendor's Products."

                                        DEAN FOODS COMPANY

                               CONDENSED CONSOLIDATED BALANCE SHEET

                                            (UNAUDITED)
                                           (In millions)


                                                              November 25,              May 27,
                                                                  2001                   2001
                                                            -----------------       ----------------
                          ASSETS

Current Assets:
       Cash and temporary cash investments                  $           37.4        $          22.6
       Accounts and notes receivable, net of
            allowance for doubtful accounts                            353.3                  363.1
       Inventories                                                     261.1                  220.1
       Other current assets                                             78.9                   89.2
                                                            ----------------        ---------------

            Total current assets                                       730.7                  695.0

Property, Plant and Equipment, net                                     907.3                  919.3

Other Assets                                                           700.3                  703.1
                                                            ----------------        ---------------
            Total Assets                                    $        2,338.3        $       2,317.4
                                                            ================        ===============


           LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
       Notes payable to banks                               $           19.1        $             -
       Current installments of long-term obligations                     1.0                    4.4
       Accounts payable and accrued expenses                           439.2                  486.4
       Dividends payable                                                 8.3                    8.2
       Federal and state income taxes                                   43.4                   24.6
                                                            ----------------        ---------------

            Total current liabilities                                  511.0                  523.6

Long-Term Obligations                                                  936.0                  940.2

Deferred Liabilities                                                   150.6                  149.0

Shareholders' Equity                                                   740.7                  704.6
                                                            ----------------        ---------------
            Total Liabilities and Shareholders' Equity      $        2,338.3        $       2,317.4
                                                            ================        ===============

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     Dean Foods Company
                                           -----------------------------------
                                                       (Registrant)


Date:   December 18, 2001                        /s/ Barbara A. Klein
        -----------------------------      -----------------------------------
                                                      Barbara A. Klein
                                                 Vice President, Finance and
                                                   Chief Financial Officer